Exhibit 10(gg)

WAIVER AND SEVENTH AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

        THIS WAIVER AND SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of November 9, 2004, is by and among CLARION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and its subsidiaries party hereto (the Company and its subsidiaries are collectively referred to herein as the “Loan Parties” and individually referred to herein as a “Loan Party”), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Banks”), and BANK ONE, NA, a national banking association with its main office in Chicago, Illinois, as agent on behalf of the Banks (in such capacity, the “Agent”).

RECITALS

        A.        The Loan Parties, the Banks, and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of April 14, 2003 (as amended, modified, restated, or replaced from time to time, the “Credit Agreement”), pursuant to which the Banks agreed, subject to the terms thereof, to extend credit to the Loan Parties. For purposes hereof, the term “Loan Documents” shall mean such term as defined in the Credit Agreement, plus this Amendment, and any documents executed and delivered in conjunction with this Amendment.

        B.        The Loan Parties have advised the Agent that prior to the date hereof an Event of Default has occurred under the terms of the Credit Agreement on account of the Loan Parties’ failure to comply with the provisions of Section 10.6.3 of the Credit Agreement as of the fiscal quarter ending on or about September 30, 2004, and have requested that the Agent and the Banks waive such Event of Default The Agent and the Banks are willing to provide the waiver requested by the Loan Parties on the terms set forth herein.

        C.        The parties hereto further desire to amend the Credit Agreement as set forth herein.

TERMS

        In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

        ARTICLE I. WAIVER AND AMENDMENT. Upon the conditions set forth in Article III being fulfilled, (a) the Agent and the Banks waive any Event of Default arising under the Credit Agreement on account of the Loan Parties failure to comply with the terms of Section 10.6.3 of the Credit Agreement as of the end of the fiscal quarter ending on or about September 30, 2004, and (b) the Credit Agreement shall be amended as follows:

        1.1        Section 10.6.2 of the Credit Agreement is amended and restated in full, to read as follows:

10.6.2 Senior Debt to EBITDA Ratio. Not permit the Senior Debt to EBITDA Ratio to be greater than 2.15 to 1.00 as of the end of the Company’s fiscal quarter ending on or about December 31, 2004 or the end of any fiscal quarter thereafter; such ratio to be determined in accordance with GAAP using the ratio of Senior Debt as of the end of such fiscal quarter to EBITDA for the period of four consecutive fiscal quarters of the Company then ending.

         1.2        Section 10.6.3 of the Credit Agreement is amended and restated in full, to read as follows:

10.6.3 Total Debt to EBITDA Ratio. Not permit the Total Debt to EBITDA Ratio to be greater than 4.25 to 1.00 as of the end of the Company’s fiscal quarter ending on or about December 31, 2004 or the end of any fiscal quarter thereafter; such ratio to be determined in accordance with GAAP using the ratio of Total Debt as of the end of such fiscal quarter to EBITDA for the period of four consecutive fiscal quarters of the Company then ending.

         1.3        Section 10.6.4 of the Credit Agreement is amended and restated in full, to read as follows:

10.6.4 EBITDA. Not permit EBITDA to be less than (i) $1,300,000 for the Company’s fiscal quarter ending on or about December 31, 2004, or (ii) $2,200,000 for the Company’s fiscal quarter ending on or about March 31, 2005 or any fiscal quarter thereafter, such amount to be determined in accordance with GAAP for the period of such fiscal quarter of the Company then ending.

        ARTICLE II. REPRESENTATIONS AND WARRANTIES. Each of the Loan Parties represents and warrants to the Agent and the Banks that:

        2.1        The execution, delivery, and performance of this Amendment is within its powers, has been duly authorized by all necessary corporate or company action, as the case may be, and is not in contravention of any law, rule, or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of its Certificate of Incorporation or Articles of Organization, as the case may be, or By-laws or Operating Agreement, as the case may be, or of any contract or undertaking to which it is a party or by which it or its properties is or may be bound.

        2.2        This Amendment is the legal, valid, and binding obligation of each Loan Party, enforceable against it in accordance with the respective terms hereof.

        2.3        After giving effect to the amendments herein contained, except as set forth on Schedule 2.3 hereof, the representations and warranties contained in Section 9 of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

        2.4        No Event of Default or Unmatured Event of Default exists or has occurred or is continuing on the date hereof.

        ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following has been satisfied:

         3.1        This Amendment shall have been executed by the Loan Parties, the Agent, and the Banks.

        3.2        The Loan Parties shall furnish to the Agent such certified copies of the resolutions of the Board of Directors or the members, as the case may be, of the Loan Parties as requested by the Agent approving this Amendment, and of all documents evidencing other necessary corporate or company action, as the case may be, and governmental approvals, if any, with respect to this Amendment.

        3.3        The Loan Parties shall furnish to the Agent such other approvals, opinions, or documents as the Agent may reasonably request.

        3.4        The Loan Parties shall have paid all out of pocket fees and disbursements of the Agent, including all unpaid fees and disbursements of Dickinson Wright PLLC due and owing as of the date of this Amendment.

        3.5        The Loan Parties shall have entered into such amendments of the Subordination Agreements and the Subordinated Loan Documents as shall be acceptable to the Agent so as to provide, without limitation, for the modification of the financial covenants contained in the Subordination Loan Documents to conform such covenants to the terms and provisions of this Amendment.

        3.6        The Loan Parties shall have paid an amendment fee to the Agent for the pro rata benefit of the Banks in the amount of $7,500.00, all of which shall be deemed earned upon the execution of this Amendment.

        ARTICLE IV. MISCELLANEOUS.

        4.1        From and after the date of this Amendment, references in the Credit Agreement or in any note, certificate, instrument or other document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as the same has been amended hereby and as further amended from time to time. The Loan Parties acknowledge and agree that by executing this Amendment the Agent and the Banks have not waived any rights arising under Section 10.14 of the Credit Agreement, or otherwise, on account of the formation of Clarion Technologies-Mexico, LLC, or the formation of any related subsidiaries under the laws of Mexico.

        4.2        The Loan Parties acknowledge and agree that the Agent and the Banks have fully performed all of their obligations under all documents executed in connection with the Credit Agreement and all actions taken by the Agent or any of the Banks are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. The Loan Parties represent and warrant that they have no claims or causes of action against the Agent or any of the Banks.

        4.3        If any of the Loan Parties shall fail to perform or observe any term, covenant or agreement contained in this Amendment, or if any representation or warranty made by any Loan Party in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default in accordance with the Credit Agreement.

        4.4        Except as expressly amended hereby, the Loan Parties agree that the Loan Documents, and all other documents and agreements executed by the Loan Parties in connection with the Loan Documents in favor of the Agent or the Banks are ratified and confirmed and shall remain in full force and effect, and that they have no set off, counterclaim, or defense with respect to any of the foregoing. Notwithstanding the foregoing, and as further consideration for the agreements and understandings herein, the Loan Parties, on behalf of themselves and their employees, agents, executors, heirs, successors and assigns, do hereby release the Agent, the Banks, and their respective predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to the Loan Documents or the business relationship among the Loan Parties, the Agent and the Banks, and any claims asserted or which could have been asserted by the Loan Parties or any of them in connection with the Loan Documents and this Amendment.

        4.5        The Loan Parties agree to pay and save the Agent and the Banks harmless from liability for the payment of all costs and expenses arising in connection with this Amendment, including the fees and expenses of Dickinson Wright PLLC, counsel to the Agent, in connection with the preparation and review of this Amendment and any related documents.

        4.6       The Agent, the Banks and the Loan Parties, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of the Loan Documents, this Amendment or any related instrument or agreement or any of the transactions contemplated by this Amendment or any conduct, dealing, statements (whether oral or written) or actions of any of them. None of the parties hereto shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.

        4.7        THE LOAN PARTIES WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT ANY OF THEM MAY HAVE TO CLAIM OR RECOVER FROM THE AGENT OR THE BANKS IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

        4.8        This Amendment is made for the sole benefit and protection of the Loan Parties, the Agent and the Banks and their respective successors and permitted assigns (provided that the Loan Parties shall not be permitted, absent the prior written consent of the Agent, to assign any of their rights or obligations under this Amendment). No other person or entity shall have any rights whatsoever under this Amendment. Time shall be of the strictest essence in the performance of each and every one of the Loan Parties’ obligations hereunder. Notwithstanding any provision hereof, this Amendment shall not be considered to be binding upon the Agent and the Banks unless and until a copy hereof shall be executed by the Loan Parties, the Agent and the Banks, and delivered to the Agent.

        4.9        The Loan Documents, as modified and amended by this Amendment, constitute the entire understanding of the parties with respect to the subject matter hereof and may only be modified or amended by a further writing signed by the party to be charged. If any of the provisions of this Amendment are in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provisions shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Amendment. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Documents.

        4.10        There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Amendment other than those which are set forth in this Amendment. The Loan Parties acknowledge that they, or their authorized officers have thoroughly read and reviewed the terms and provisions of this Amendment and are familiar with same, that the terms and provisions contained herein are clearly understood by the Loan Parties and have been fully and unconditionally consented to by the Loan Parties and that the Loan Parties have had full benefit and advice of counsel of their own selection, or the opportunity to obtain the benefit and advice of counsel of their own selection, in regard to understanding the terms, meaning and effect of this Amendment, and that this Amendment has been entered into by the Loan Parties freely, voluntarily, with full knowledge, and without duress, and that in executing this Amendment, the Loan Parties are relying on no other representations, either written or oral, express or implied, made to the Loan Parties by any other party hereto, and that the consideration hereunder received by the Loan Parties has been actual and adequate.

        4.11        This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to conflicts of law principles of such State.

        4.12        This Amendment may be signed in any number of counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective as originals.

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        IN WITNESS WHEREOF, the parties below have caused this Amendment to be executed and delivered as of the date first written above.

CLARION TECHNOLOGIES, INC.

By:	/s/ Edmund Walsh ——————————————
Its: CFO ——————————————

CLARION REAL ESTATE, L.L.C.
By:	CLARION TECHNOLOGIES, INC., its Member
By:	/s/ Edmund Walsh ——————————————
Its: CFO ——————————————

BANK ONE, NA, for itself and as Agent

By:	/s/ Sommer M. Gillow ——————————————
Its: Vice President ——————————————

FIFTH THIRD BANK

By:	/s/ Kevin M. Paul ——————————————
Its: Vice President ——————————————

SCHEDULE 2.3

REVISED REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

Schedule 9.8 is amended to add Clarion Technologies-Mexico, LLC

Schedule 9.18 is amended to reflect that the Company now leases a facility at 3100 S. Riverside Dr., Ames, Iowa 50010. The lessor is Dayton Park LLC, with a principal office located at 105 S. 16th Street, Ames, Iowa 50010.